Exhibit 99.1

FirstEnergy Corp.                        For Release: May 1, 2015
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:                    Investor Contact:
Tricia Ingraham                        Irene Prezelj
(330) 384-5247                        (330) 384-3859

FirstEnergy Announces First Quarter Results
Reaffirms 2015 Earnings Guidance

Akron, Ohio - FirstEnergy Corp. (NYSE: FE) today reported first quarter 2015 operating (non-GAAP) earnings* of $0.62 per basic share of common stock. These results exclude the impact of the special items listed below. GAAP earnings in the quarter were $222 million, or $0.53 per basic and diluted share of common stock, on revenue of $3.9 billion.
In the first quarter of 2014, operating (non-GAAP) earnings were $0.39 per basic share of common stock, while GAAP earnings were $208 million, or $0.50 per basic share of common stock ($0.49 diluted), on revenue of $4.2 billion.
FirstEnergy also reaffirmed full-year 2015 operating (non-GAAP) earnings guidance of $2.40 to $2.70 per basic share, and provided a second quarter 2015 guidance range of $0.42 to $0.50 per basic share.
“Our strong results this quarter reflect the benefits of our transmission investments, colder weather, and our more conservative competitive strategy,” said Charles E. Jones, FirstEnergy president and chief executive officer. “We continue to position the company for stable, customer-driven, regulated growth. We have also launched an initiative to reduce our O&M expenses and capital expenditures with a targeted improvement of $200 million by 2017. This plan is designed to appropriately address our cost structure and improve our balance sheet over time, while maintaining strong service for our customers and preserving jobs, employee benefits and wages.”
First quarter 2015 operating earnings in the Regulated Distribution business decreased slightly compared to the same period in 2014, as increased benefit costs and depreciation expenses offset higher distribution revenues. Total distribution deliveries increased less than 1 percent compared to the first quarter of 2014, reflecting colder weather and growth in customer base, offset by the impact of lower average residential customer use associated with energy efficiency. Residential sales were flat compared to the first quarter of 2014, while commercial and industrial deliveries each increased by less than 1 percent.

In the Regulated Transmission business, first quarter 2015 operating earnings increased as a result of higher transmission revenues related to the company’s Energizing the Future transmission investment program, including rate base recovery associated with the new forward-looking rate structure at the company’s American Transmission Systems, Incorporated, subsidiary, which began in January. Revenue growth was partially offset by higher depreciation, tax and interest expense.

Stronger operating earnings in the company’s Competitive Energy Services segment compared to the first quarter of 2014 were driven by higher commodity margin. In the second quarter of 2014, the company began to implement a more conservative strategy in this business, which includes reducing exposure to weather-sensitive load and more effectively hedging its generation. First quarter 2015 commodity margin reflects the benefits of this repositioning, as well as improved plant availability and higher capacity revenues. Operating results also benefited from lower general taxes, partially offset by higher depreciation costs.

Consolidated GAAP EPS to Operating (Non-GAAP) EPS* Reconciliation

	First Quarter		2015 Estimates
	2015	2014	Full Year	Second Quarter
Basic Earnings Per Share (GAAP)	$0.53	$0.50	$2.17 - $2.47	$0.37 - $0.45
Excluding Special Items*:
Mark-to-market adjustments	—	(0.03)	—	—
Regulatory charges	0.02	0.02	0.07	0.02
Trust securities impairment	0.01	—	0.01	—
Loss on debt redemptions	—	0.01	—	—
Impact of non-core asset sales/impairments	0.01	(0.18)	0.02	—
Plant deactivation costs	0.02	0.05	0.02	—
Retail repositioning charges	0.01	—	0.04	0.01
Merger accounting - commodity contracts	0.02	0.02	0.07	0.02
Total Special Items*	0.09	(0.11)	0.23	0.05

Basic EPS - Operating (Non-GAAP)	$0.62	$0.39	$2.40 - $2.70	$0.42 - $0.50

Non-GAAP financial measures
*Operating earnings exclude special items as described herein, and is a non-GAAP financial measure. Management uses operating earnings and operating earnings by segment to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measure of “operating earnings” provides a consistent and comparable measure of performance of its business to help shareholders understand performance trends. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). This non-GAAP financial measure is intended to complement, and is not considered as an alternative to, the most directly comparable GAAP financial measure. Also, this non-GAAP financial measure may not be comparable to similarly titled measures used by other entities. Per share amounts for the special items above are based on the after tax effect of each item divided by the weighted average shares outstanding for the period.

Consolidated Report and Teleconference

FirstEnergy’s Consolidated Report to the Financial Community, which provides highlights on company developments and financial results for the first quarter, is posted on the company’s Investor Information website - www.firstenergycorp.com/ir. To access the report, click on First Quarter 2015 Consolidated Report to the Financial Community. The company’s investor FactBook will also be posted to its Investor Information website this morning.

The company invites investors, customers and other interested parties to listen to a live Internet webcast of its teleconference for financial analysts at 9:00 a.m. EDT today. FirstEnergy management will present an overview of the company’s financial and operating results, followed by a question-and-answer session. The teleconference can be accessed on the company’s website by selecting the Q1 2015 Earnings Conference Call link. The webcast will be archived on the website.

FirstEnergy is a diversified energy company dedicated to safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. Its generation subsidiaries control nearly 17,000 megawatts of capacity from a diversified mix of scrubbed coal, non-emitting nuclear, natural gas, hydro and other renewables. Follow FirstEnergy on Twitter @FirstEnergyCorp.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to successfully implement our revised sales strategy for the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, pending transmission rate case and the effectiveness of our repositioning strategy to reflect a more regulated business profile; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the impact of the regulatory process on the pending matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates and the Electric Security Plan IV in Ohio; the impact of the federal regulatory process on the Federal Energy Regulatory Commission (FERC)-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates, including FERC Opinion No. 531's revised Return on Equity methodology for FERC jurisdictional wholesale generation and transmission utility service; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems Incorporated's realignment into PJM; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and their availability and impact on retail margins; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, proposed greenhouse gases emission and water discharge regulations and the effects of the United States Environmental Protection Agency's coal combustion residuals regulations, Cross-State Air Pollution Rule, Mercury and Air Toxics Standards,

including our estimated costs of compliance, and Clean Water Act 316(b) water intake regulation; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units, including the impact on vendor commitments, and the timing thereof as they relate to the reliability of the transmission grid; the impact of other future changes to the operational status or availability of our generating units; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; the impact of labor disruptions by our unionized workforce; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our previously-implemented dividend reduction, our cash flow initiative project and our other proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our announced financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks associated with cyber-attacks on our electronic data centers that could compromise the information stored on our networks, including proprietary information and customer data; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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